SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   April 2, 2001




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
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        (Exact name of registrant as specified in its charter)




     Illinois                   0-16111                 36-3314827
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(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                          PIPER JAFFRAY TOWER
                        Minneapolis, Minnesota


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Carlyle Real Estate Limited Partnership-XV (the "Partnership") and its affiliated partner, Carlyle Real Estate Limited Partnership-XIV, through JMB/Piper Jaffray Tower Associates ("JMB/Piper") and JMB/Piper Jaffray Tower Associates II, own interests in three other joint ventures, OB Joint Venture, OB Joint Venture II and 222 South Ninth Street Limited Partnership (collectively, the "Ventures"), with certain unaffiliated venture partners. On April 2, 2001, the Ventures, which owned the land, building and related improvements comprising the Piper Jaffray Tower located in Minneapolis, Minnesota and other assets and liabilities related thereto (collectively, the "Property"), transferred title to the Property to Teachers Insurance and Annuity Association of America (the "Lender"), which held the mortgage loan on the Property, in consideration for a discharge of the mortgage loan. The Piper Jaffray Tower is an approximately 726,000 square foot office building, which as of the date of transfer, was approximately 82% occupied.

The mortgage loan had an original principal amount of $100,000,000. Prior to the default, the Lender was essentially entitled to all operating cash flow (as defined) in excess of fixed interest and certain other costs. During 2000 (prior to the default), 1999 and 1998 no such cash flow was generated. Aggregate amounts due to the Lender at the time of the transfer were approximately $105,000,000, including certain default interest.

JMB/Piper, on behalf of the Ventures, had been negotiating with the Lender to transfer title to the Property through a deed in lieu of foreclosure. The Ventures and the Lender were unable to reach an agreement related to such a transaction. Consequently, and as a result of the monetary default on June 1, 2000 when the Ventures ceased paying monthly debt service on the mortgage loan, the Lender began legal proceedings to realize upon its security in the Property. In consideration for, among other things, the Ventures and their constituent partners being released under the loan documents upon the expiration of the redemption period for foreclosure on the Property and for payment of the Ventures' expenses, within certain limitations, in connection with the transaction, the Ventures executed a stipulation agreement consenting to a foreclosure sale of the Property. On July 20, 2000 the Court approved the stipulation and appointed a receiver on behalf of the Lender. On September 26, 2000, a sheriff's sale of the Property occurred at which the Lender received a sheriff's certificate of sale, subject to certain redemption of the Property within six months of the date of such sale. No such redemption occurred and title transferred to the Lender effective April 2, 2001.

As a result of the monetary default on the mortgage loan, the Property had been classified as held for sale or disposition as of July 1, 2000, and therefore, it has not been subject to continued depreciation beyond such date for financial reporting purposes.

As a result of the transfer, the Partnership expects to realize extraordinary gains related to its share of the forgiveness of indebtedness and the write off of deferred fees of approximately $7,600,000 for financial reporting purposes and expects to recognize a gain of approximately $21,000,000 for Federal income tax purposes in 2001, with no corresponding distributable proceeds. The Ventures have no future liability for any representations, warranties and covenants as a result of the transfer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements.  Not Applicable.

     (b)   Pro-Forma Financial Information - Narrative:

                 As a result of the disposition of the Property by the Ventures, after April 2, 2000, there will be no further Partnership's share of income from operations of unconsolidated ventures recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year, the year ended December 31, 2000, was approximately $891,000. Also, as a result of the Ventures' disposition of the Property, there will be no further liabilities related to the Ventures in the Partnership's consolidated financial statements, which at December 31, 2000 consisted of investment in unconsolidated ventures, at equity of approximately $7,570,000.

     (c)   Exhibits

           10.1 Notice of Motion and Motion between Teachers Insurance and Annuity Association of America and 222 South Ninth Street Limited Partnership, et al.


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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                      BY:   JMB Realty Corporation
                            Corporate General Partner


                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President and
                            Principal Accounting Officer




Date:  April 13, 2001